UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Lincoln Road, 5th Floor Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	BLNKW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

July 20, 2021

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 20, 2021, Carmen M. Perez-Carlton was elected to our Board of Directors and appointed to be the Chair of our new Environmental, Social and Governance (ESG) Committee.

Ms. Perez-Carlton, age 60, has been a member of the Board of Directors of Uniti Group Inc., a publicly-traded real estate investment trust (REIT) focused on the acquisition, construction and operation of mission-critical communications infrastructure, since October 2019. She also serves as a member and a financial expert of Uniti’s Audit Committee and as a member of Uniti’s Governance Committee. Ms. Perez-Carlton most recently served as an independent advisor for Crown Castle, Inc., a publicly-traded fiber infrastructure REIT, providing input and strategic guidance on matters related to mergers and acquisitions, strategy and business development opportunities, from January 2017 to July 2019. Previously, she served as President of FPL FiberNet, LLC from 2007 until it was acquired by Crown Castle in January 2017. Ms. Perez-Carlton also served as Vice President, Sales and Marketing and Director, Finance & Accounting with FPL FiberNet, LLC from March 2004 to January 2007. Prior to FPL FiberNet, LLC, Ms. Perez-Carlton served as Assistant Controller and Director, Revenue and Recovery for Florida Power & Light Co. She started her career as an Audit Manager with Deloitte. Ms. Perez-Carlton holds a B.A. degree in Accounting from Florida International University and is a Certified Public Accountant (inactive status). Ms. Perez-Carlton has served on multiple non-profit organization’s boards and was recognized in 2013 by Capacity Media as one of the top ten women in the telecommunications industry.

Ms. Perez-Carlton’s operational, management, financial and accounting expertise gained through her long tenure as a senior executive in the telecommunications industry make her well qualified to be a member of the Board. As a result of this expertise and experience, especially as President of FPL FiberNet, LLC until its sale in January 2017, Ms. Perez-Carlton is uniquely qualified to advise on our growth strategies and M&A activities.

During the last two years, there have been no transactions or proposed transactions by us in which Ms. Perez-Carlton has had or is to have a direct or indirect material interest, and there are no family relationships between Ms. Perez-Carlton and any of our executive officers or other directors.

Our Board of Directors has determined that Ms. Perez-Carlton is “independent,” as independence is defined in the listing rules for the Nasdaq Stock Market.

With Ms. Perez-Carlton, our Board of Directors currently consists of eight members.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Dated: July 20, 2021	By:	/s/ Michael D. Farkas
	Name:	Michael D. Farkas
	Title:	Chairman and Chief Executive Officer